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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2004 relating to the consolidated financial statements and consolidated financial statement schedules, which appears in the Walter Industries, Inc.'s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                      /s/ PricewaterhouseCoopers LLP
                      PricewaterhouseCoopers LLP

Tampa, Florida
July 19, 2004

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS